Exhibit 99.1

Hoth Therapeutics Becomes Rocket One Inc. (Nasdaq: RKTO), Targeting the Space Economy with Next-Generation Nanomagnetic AI Chip Technology and Ultra-Low-Power, Radiation-Tolerant Computing for Space and Defense Applications

Company Adopts Space-Focused Identity, New Ticker “RKTO,” and Exclusive License of AI Chip Architecture Designed for Ultra-Low-Power, Radiation-Tolerant Computing in Space and Defense Applications

HOBOKEN, N.J. — May 27, 2026 — Hoth Therapeutics, Inc. (NASDAQ: HOTH) (“Hoth” or the “Company”) today announced that, following the strategic repositioning disclosed on May 19, 2026, it has completed the legal change of its corporate name to Rocket One Inc. (“Rocket One”) effective as of May 26, 2026 and will begin trading on The Nasdaq Capital Market under the new ticker symbol “RKTO” at the open of trading on May 28, 2026. The Company’s common stock will cease trading under the symbol “HOTH” at the close of trading on May 27, 2026.

The Rocket One identity reflects the Company’s strategic focus on the orbital economy: the next generation of satellites, defense platforms, and space-based AI systems that depend on hardware capable of operating reliably in space. The Company’s legacy biotechnology programs will continue to be advanced under a wholly owned subsidiary.

Why Space, and Why Now

The commercial space sector is undergoing a structural shift. Falling launch costs, the rapid growth of small satellites, and rising defense demand for resilient orbital assets are creating a new layer of infrastructure above the atmosphere. As more workloads move from ground stations to spacecraft — from Earth observation and signal processing to autonomous navigation and on-orbit AI — the limiting factor is no longer getting to orbit. It is the ability to run powerful computing on satellites that have very little power available, generate heat that is hard to dissipate, and operate in an environment of constant radiation.

Today’s standard computer chips are designed for terrestrial data centers, not for low-Earth orbit. They consume power satellites cannot spare, lose data when the satellite power cycles on and off, and require heavy shielding to survive radiation. Rocket One is positioning itself directly at this bottleneck.

The Technology Platform

Rocket One holds exclusive rights to a next-generation nanomagnetic AI chip technology. Unlike conventional chips that move electrons through silicon, this new class of chip uses magnetism at the nanoscale to perform the core calculations that drive artificial intelligence.

Properties of the technology that make it especially well-suited for space and defense applications include:

●	Holds data without power. The chip retains computational results even when powered off, intended to eliminate data loss during satellite power cycles and eclipse periods.

●	Extremely low energy use. The design targets dramatically lower energy per calculation than conventional AI chips, intended to address the severe power limits of small satellites and deep-space platforms.

●	Very small footprint. Each compute cell occupies only a tiny fraction of the area of a conventional chip element, supporting the strict mass and volume constraints of nanosatellite payloads.

●	Built for edge AI. Computing on the device itself reduces dependence on ground-link bandwidth and limits exposure to interception or jamming — increasingly valued by defense and national security customers.

Rocket One’s Strategic Aperture

Building on the previously disclosed formation of its space subsidiary, now Rocket One.0 Inc., Rocket One intends to pursue three converging opportunities: (i) AI chip and memory hardware engineered for orbital and high-radiation environments; (ii) nano-launch and nanosatellite enablement; and (iii) defense and national security applications where radiation tolerance, energy efficiency, and on-device intelligence intersect. The Company believes these markets are mutually reinforcing and that its licensed nanomagnetic chip platform offers a differentiated entry point into each.

What Stockholders Should Know

●	New Corporate Name: Rocket One Inc.

●	New Ticker Symbol: RKTO (Nasdaq Capital Market)

●	Former Ticker Symbol: HOTH (Nasdaq Capital Market)

●	Effective Date of Name Change: May 26, 2026

●	Effective Date of Ticker Symbol Change: May 28, 2026

●	CUSIP: 44148G204 (no change)

●	Corporate Website: www.rocketone.space

Management Commentary

“Space is moving from a launch story to a compute story. We believe that the platforms that will define the next decade in orbit will be the ones that can think for themselves under power and radiation constraints that ground-based hardware was never designed to handle. The rebrand to Rocket One reflects where we are positioning this Company,” said Robb Knie, Chief Executive Officer. Knie continued, “Our exclusive licenses give us a credible technical foundation, and the RKTO ticker is a signal to investors, partners, and customers that our focus is now on the orbital economy.”

About Rocket One Inc.

Rocket One Inc. (formerly Hoth Therapeutics, Inc.) is focused on developing and commercializing infrastructure for the orbital economy, including next-generation nanomagnetic AI chip technology designed for radiation-tolerant, energy-constrained environments such as low-Earth orbit, deep-space platforms, and defense systems. The Company holds exclusive rights to certain technologies, including a nanomagnetic matrix multiplier architecture intended as a hardware accelerator for machine learning and AI workloads, and related magnetic memory technology with potential applications in radiation-tolerant computing for defense and space systems. The Company is also positioned to pursue opportunities in nano-launch systems and nanosatellite deployment. The Company’s biotechnology pipeline, including, but not limited to, HT-001, HT-KIT, HT-ALZ, and its GDNF-based metabolic program, will continue to be advanced under a wholly owned subsidiary.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the Company’s strategic repositioning, the development potential of the licensed technologies, the suitability of those technologies for orbital, defense, and other applications, anticipated future operations and market opportunities. You should not place reliance on these forward-looking statements, which include words such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” or similar terms, variations of such terms, or the negative of those terms. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These forward-looking statements are based on the Company’s current expectations and assumptions and are subject to numerous risks and uncertainties, including, without limitation: the early-stage nature of the licensed technologies, which have not been fabricated as integrated devices, validated in space environments, or qualified for any commercial or government program, and the absence of any commercial product; the substantial additional capital the Company will require to fabricate, test, and qualify the licensed technologies, including for radiation tolerance and space deployment; the long development timelines associated with novel semiconductor and materials platforms; competition from larger, better-funded and well recognized companies in the semiconductor, AI hardware, space, and defense computing sectors; the Company’s ability to recruit qualified leadership and technical personnel in nanomagnetic devices, semiconductor engineering, and aerospace systems; the Company’s ability to comply with diligence milestones under the Virginia Commonwealth University license agreements, the failure of which could result in loss of license rights; intellectual property risks; export control and government contracting risks associated with defense and space applications; and the risks inherent in a strategic pivot. Additional risk factors are described in the Company’s filings with the Securities and Exchange Commission (“SEC”) including the Company’s most recent Annual Report on Form 10-K and the Company’s other filings made with the SEC. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. The Company may not realize its expectations, and its beliefs may not prove correct. All such statements speak only as of the date made. Consequently, forward-looking statements should be regarded solely as the Company’s current plans, estimates, and beliefs. Investors should not place undue reliance on forward-looking statements. The Company cannot guarantee future results, events, levels of activity, performance, or achievements. The Company does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events, or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

Investor Contact

LR Advisors LLC

Email: investorrelations@rocketone.space

Phone: (678) 570-6791

www.rocketone.space

 3